EXHIBIT 10.3

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL TO THE ISSUER.

IMPRIMIS PHARMACEUTICALS, INC.

COMMON STOCK PURCHASE WARRANT

Warrant No. 2016-__	Dated: December ___, 2016

Imprimis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, [________], or his, her or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [________] shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $1.79 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time from June ___, 2017 and through and including December ___, 2019 (the “Expiration Date”), and subject to the following terms and conditions. This Common Stock Purchase Warrant (this “Warrant”) is one of a series of similar warrants (collectively, the “Warrants”) forming a part of those Units issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Buyers identified therein (the “Securities Purchase Agreement”).

1.       Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Securities Purchase Agreement.

2.       Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.       Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto as Annex A duly completed and signed, to the transfer agent or to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.       Exercise and Duration of Warrants.

(a)       Exercise Period. This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after June ___, 2017 up to and including the Expiration Date. At 5:00 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(b)       Exercise Notice. A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto as Annex B (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice only if a “cashless exercise” may occur at such time pursuant to Section 10 below), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c)       Insufficient Authorized Shares. If at any time while this Warrant is outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant and Warrants of like tenor at least a number of shares of Common Stock equal to 100% (the “Required Reserve Amount”) of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants of like tenor then outstanding (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrants of like tenor then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and use its best efforts to cause its Board of Directors to recommend to the stockholders that they approve such proposal.

2

(d)       Limitations on Exercises; Beneficial Ownership. The Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Holder (together with such Holder’s affiliates) would beneficially own in excess of 9.99% (“Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants), that are subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent SEC Reports or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two Business Days confirm to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of Warrants. In addition, by written notice to the Company, any Holder may remove the limitations on exercises provided in this Section 4(d) entirely; provided that (i) any such removal will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such removal will apply only to the Holder sending such notice and not to any other holder of Warrants. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

3

5.       Delivery of Warrant Shares.

(a)       The Holder shall not be required to physically surrender this Warrant unless this Warrant is being exercised in full. To effect exercises hereunder, the Holder shall duly execute and deliver to the Company at its address for notice set forth herein, an Exercise Notice in the form of Annex B hereto, along with the Warrant Share Exercise Log in the form of Annex C hereto, and shall pay the Exercise Price, if applicable, multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder. Warrant Shares purchased hereunder shall be transmitted by the transfer agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if the transfer agent is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Exercise Notice by the date that is three (3) business days after the delivery to the Company of the Exercise Notice. Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided payment of the aggregate Exercise Price, if applicable, is received within three business days of delivery of the Exercise Notice. If by the third business day after exercise of this Warrant, the Company fails to deliver the required number of Warrant Shares, the Holder will have the right to rescind the exercise. If by the third business day after exercise, the Company fails to deliver the required number of Warrant Shares, and if after such third business day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy In”), then the Company shall (i) pay in cash to the Holder the amount by which (x) the Holder’s purchase price for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the exercise date and (ii) at the option of the Company, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Warrant Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy In. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

(b)       This Warrant may be exercised either in full or in part. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c)       The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company or any violation or alleged violation of law by the Holder, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

4

6.       Charges, Taxes and Expenses. Initial issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.       Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

8.       Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder. The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed. The Company will notify its transfer agent for the Common Stock of the reservation of shares of Common Stock as required under this provision.

9.       Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

5

(a)        Mergers or Consolidations. If after the date hereof there shall be a capital reorganization (other than a combination or subdivision of Common Stock otherwise provided for herein) resulting in a reclassification to or change in the terms of securities issuable upon exercise of this Warrant (a “Reorganization”), or a merger or consolidation of the Company with another Person or Persons (other than a merger with another Person in which the Company is a continuing corporation and which does not result in any reclassification or change in the terms of securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) (a “Merger”), then, as a part of such Reorganization or Merger, lawful provision and adjustment shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or any other equity or debt securities or property receivable upon such Reorganization or Merger by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such Reorganization or Merger. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Reorganization or Merger to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of Warrant Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares of stock, securities, property or other assets thereafter deliverable upon exercise of this Warrant. The Company shall not effect any such Reorganization or Merger unless prior to or simultaneously with the consummation thereof, any successor to the Company, shall assume the obligation to deliver to the Holder, such alternate consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase and/or receive (as the case may be), and the other obligations under this Warrant. The provisions of this Section 9(a) shall similarly apply to successive Reorganizations and/or Mergers.

(b)       Stock Dividends and Splits. If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Exercise Price shall be correspondingly decreased.

(c)       Aggregation of Shares. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date of such consolidation, combination or reclassification, the number of shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Exercise Price shall be correspondingly increased.

(d)       Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends or distributions to the holders of Common Stock paid out of current or retained earnings and declared by the Company’s Board of Directors) or options or rights not referred to in Sections 9(b) or 9(c) then, in each such case for the purpose of this Section 9(d), upon exercise of this Warrant, the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the actual record holder of the number of Warrant Shares as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

6

(e)       Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)       Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities, cash or property issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

10.       Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds or the Holder may satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]
where:
X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Prices for the five trading days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(a)       Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

(b)       Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Securities Purchase Agreement prior to 5:00 p.m. (New York City time) on a business day, (ii) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Securities Purchase Agreement on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices or communications shall be as set forth in the Securities Purchase Agreement.

7

11.       Miscellaneous.

(a)       Subject to the restrictions on transfer set forth herein, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company except to a successor in the event of a sale of all or substantially all of the Company’s assets or a merger or acquisition of the Company. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentences, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)       The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

8

(c)       Governing Law; Venue; Waiver Of Jury Trial. all questions concerning the construction, validity, enforcement and interpretation of this warrant shall be governed by and construed and enforced in accordance with the laws of the state of new york, without giving regard to any applicable principlEs of conflicts of law. each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of new york, borough of manhattan, for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. the company hereby waives all rights to a trial by jury.

(d)       The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)       In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

9

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

IMPRIMIS PHARMACEUTICALS, INC.

By:
Name:
Title:

ANNEX A

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Imprimis Pharmaceuticals, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Imprimis Pharmaceuticals, Inc. with full power of substitution in the premises.

Dated:________________, _____

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

A-1

ANNEX B

FORM OF EXERCISE NOTICE

[To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant]

To: Imprimis PharmaceuticalS, Inc.

The undersigned is the Holder of Warrant No. _______ (the “Warrant”) issued by Imprimis Pharmaceuticals, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

The Holder intends that payment of the Exercise Price shall be made as (check one):

____     “Cash Exercise” under Section 10

____     “Cashless Exercise” under Section 10

If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

Pursuant to this exercise, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

Dated: ________________, _____	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

B-1

ANNEX C

WARRANT SHARES EXERCISE LOG

DATE	NUMBER OF WARRANT SHARES AVAILABLE TO BE EXERCISED	NUMBER OF WARRANT SHARES EXERCISED	NUMBER OF WARRANT SHARES REMAINING TO BE EXERCISED

C-1